UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 3, 2010 our Board of Directors approved a change in title for Donald S. Karanewsky, Ph.D. from the position of Senior Vice President, Discovery to the position of Senior Vice President and Chief Scientific Officer. In connection with this change, the Compensation Committee of our Board of Directors increased Dr. Karanewsky’s base salary from $327,500 per year to $335,000 per year effective as of June 1, 2010. The Compensation Committee of our Board of Directors also approved a stock option award to purchase up to 20,000 shares of our common stock. In accordance with our stock option grant policy, the stock option to Dr. Karanewsky (i) was granted effective as of June 15, 2010 pursuant to our 2004 Equity Incentive Plan, (ii) will terminate ten years after June 15, 2010 or earlier in the event the optionholder’s service to us is terminated and (iii) will have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Stock Market on June 14, 2010.  Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; subject to suspension of vesting during periods of certain extended leaves.

Item 5.07               Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on June 3, 2010. At the Annual Meeting, the individuals listed below were elected as directors and the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.

We had 38,600,777 shares of common stock outstanding and entitled to vote as of April 12, 2010, the record date for the Annual Meeting.  At the Annual Meeting, 33,948,276 shares of common stock were present in person or represented by proxy for the two proposals indicated above.  The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

	Votes For	Votes Against	Votes Withheld	Votes Abstained
Proposal 1:
Election of Directors.
Roger D. Billingsley, Ph.D.	20,899,527	—	942,167	—
Stephen A. Block, Esq.	21,438,949	—	402,745	—
Michael E. Herman	20,900,160	—	941,534	—
Jay M. Short, PhD.	20,922,896	—	918,798	—
Kent Snyder	21,403,847	—	437,847	—
Christopher Twomey	21,418,616	—	423,078	—

Proposal 2:
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010	33,670,145	242,226	—	35,905

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David Berger
Vice President, General Counsel and Corporate Secretary

Date: June 4, 2010